Exhibit 3.21

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

HUGHES MRO GROUP, INC.

David Bearman, being the Vice President of Hughes MRO Group, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST:            That the Certificate of Incorporation of the Corporation be, and hereby is, amended by deleting Article One in its entirety and substituting in lieu thereof a new Article One to read as follows:

“The name of the Corporation is HD Supply Facilities Maintenance Group, Inc.”

SECOND:       That the Board of Directors of the Corporation, by the unanimous written consent of all of its members, adopted a resolution proposing and declaring advisable the foregoing amendment to the Certificate of Incorporation of the Corporation pursuant to the provisions of Section 141(b) and 242 of the General Corporation Law of the State of Delaware and directed that such amendment be submitted to the stockholders of the Corporation entitled to vote thereon for their consideration, approval and adoption thereof and the necessary number of shares as required by the statute were voted in favor of the amendment.

THIRD:           That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Hughes MRO Group, Inc. has caused this certificate to be signed this 21st day of   December  , 2006.

HUGHES MRO GROUP, INC.

By:	/s/ David Bearman
David Bearman, Vice President

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

HUGHES MRO GROUP, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is:

HUGHES MRO GROUP, INC.

2. The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Executed on August 7, 2006

/s/ Jonathan M. Gottsegen
Name:	Jonathan M. Gottsegen
Title:	Assistant Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

CENTURY MAINTENANCE SUPPLY, INC.

Thomas I. Morgan, being the President of Century Maintenance Supply, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the Stare of Delaware (the “Corporation”), does hereby certify as follows:

FIRST:          That the Certificate of Incorporation of the Corporation be, and hereby is, amended by deleting Article One in its entirety and substituting in lieu thereof a new Article One to read as follows:

The name of the corporation is Hughes MRO Group, Inc.

SECOND:     That the Board of Directors of the Corporation, by the unanimous written consent of all of its members, adopted a resolution proposing and declaring advisable the foregoing amendment to the Certificate of Incorporation of the Corporation pursuant to the provisions of Section 141(b) and 242 of the General Corporation Law of the State of Delaware and directed that such amendment be submitted to the stockholders of the Corporation entitled to vote thereon for their consideration, approval and adoption thereof and the necessary number of shares as required by the statute wore voted in favor of the amendment.

THIRD:    That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Century Maintenance Supply, Inc. has caused this certificate to be signed this 21st day of December, 2004.

CENTURY MAINTENANCE SUPPLY, INC.

/s/ Thomas I. Morgan
Thomas I. Morgan, President

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

* * * * *

CENTURY MAINTENANCE SUPPLY INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware

DOES HEREBY CERTIFY:

That the registered office of the corporation in the state of Delaware is hereby changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle.

That the registered agent of the corporation is hereby changed to THE CORPORATION TRUST COMPANY, the business address of which is identical to the aforementioned registered office as changed.

That the changes in the registered office and registered agent of the corporation as set forth herein were duly authorized by resolution of the Board of Directors of the corporation.

IN WITNESS WHEREOF, the corporation has caused this Certificate to be signed by an authorized officer, this     9th     day of     August    , 2004 .

/s/ Jeffrey Butterfield

JEFFREY BUTTERFIELD, POA, ASST. SECY *
(Title)

*Any authorized officer or the chairman or Vice-Chairman of the Board of Directors may execute this certificate.

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CENTURY MAINTENANCE SUPPLY, INC.

(Original Certificate of Incorporation filed with

the Delaware Secretary of State on June 30, 1997.)

1.	The name of the corporation is: Century Maintenance Supply, Inc. (the “Corporation”).

2.	The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle; and the name of its registered agent at such address is The Corporation Service Company.

3.	The nature of the business or purposes to be conducted or promoted by the Corporation is: To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

4.	The total number of shares of stock which the Corporation shall have authority to issue is: one thousand shares (1,000) and the par value of each of such shares is: $0.01.

5.	The Corporation is to have perpetual existence.

6.

Each person who at any time is or was a director or officer of the Corporation, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (a “Proceeding”), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise, whether the basis of a Proceeding is an alleged action in such person’s official capacity or in another capacity while holding such office, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, or any other applicable law as may from time to time be in effect (but, in the case of any such amendment or enactment, only to the extent that such amendment or law permits the Corporation to provide broader indemnification rights than such law prior to such amendment or enactment permitted the Corporation to provide), against all expense, liability and loss (including, without limitation, court costs and attorneys’ fees, judgments, fines, excise taxes or penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection with a Proceeding, and such indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation or a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise, and shall inure to the benefit of such person’s heirs, executors and administrators. The Corporation’s obligations under this paragraph include, but are not limited to, the convening of any meeting, and the consideration of any matter thereby, required by statute in order to determine the eligibility of any person for indemnification. Notwithstanding this paragraph to the contrary, the Corporation will not indemnify and hold harmless any officer or director with respect to any matter that constitutes a breach of a representation or warranty or a breach of any covenant or agreement under that certain Agreement and Plan of Merger dated May 5, 1998 (as amended), among the Corporation, Century Acquisition Corp. and the shareholders of the Corporation.

7.	Expenses incurred by a director or officer of the Corporation in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding to the fullest extent permitted by, and only in compliance with, the DGCL or any other applicable laws as may from time to time be in effect, including, without limitation, any provision of the DGCL which requires, as a condition precedent to such expense advancement, the delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under paragraph 6 above or otherwise. Repayments of all amounts so advanced shall be upon such terms and conditions, if any, as the Corporation’s Board of Directors deems appropriate.

8.	The Corporation’s obligation to indemnify and to prepay expenses under paragraphs 6 and 7 above shall arise, and all rights granted to the Corporation’s directors and officers hereunder shall vest, at the time of the occurrence of the transaction or event to which a Proceeding relates, or at the time that the action or conduct to which such Proceeding relates was first taken or engaged in (or omitted to be taken or engaged in), regardless of when such Proceeding is first threatened, commenced or completed. Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation of the Corporation (this “Amended and Restated Certificate”) or the bylaws of the Corporation, no action taken by the Corporation, either by amendment of this Amended and Restated Certificate or the bylaws of the Corporation or otherwise, shall diminish or adversely affect any rights to indemnification or prepayment of expenses granted under paragraphs 6 and 7 above which shall have become vested as aforesaid prior to the date that such amendment or other corporate action is effective or taken, whichever is later.

9.

If a claim under paragraph 6 or 7 above or both of paragraph 6 and 7 above is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit in a court of competent jurisdiction against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such suit (other than a suit brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL or other applicable law to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the

Corporation. The failure of the Corporation (including its Board of Directors, independent legal counsel, or stockholders) to have made a determination prior to the commencement of such suit as to whether indemnification is proper in the circumstances based upon the applicable standard of conduct set forth in the DGCL or other applicable law shall neither be a defense to the action nor create a presumption that the claimant has not met the applicable standard of conduct. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had reasonable cause to believe that his conduct was unlawful.

10.	The indemnification provided by the provisions of this Amended and Restated Certificate shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any statute, bylaw, other provisions of this Amended and Restated Certificate, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

11.	The rights to indemnification and prepayment of expenses which are conferred to the Corporation’s directors and officers by paragraphs 6 and 7 above may be conferred upon any employee or agent of the Corporation if, and to the extent, authorized by the Board of Directors.

12.	The Corporation shall have power to purchase and maintain insurance, at its expense, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise against any expense, liability or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the provisions of this Amended and Restated Certificate, the Corporation’s bylaws, the DGCL or other applicable law.

13.	Without limiting the power of the Corporation to procure or maintain insurance or other arrangement on behalf of any of the persons as described in paragraph 12 above, the Corporation may, for the benefit of persons eligible for indemnification by the Corporation, (1) create a trust fund, (2) establish any form of self-insurance, (3) secure its indemnity obligation by grant of a security interest or other lien on the assets of the Corporation, or (4) establish a letter of credit, guaranty or surety arrangement.

14.

No director of the Corporation shall be personally liable to the Corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this paragraph 14 shall not eliminate or limit the liability of a director: (1) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the DGCL, as it may hereafter be amended from time to time, for any unlawful payment of a dividend or unlawful stock purchase or redemption; or (4) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. No amendment to or repeal of this paragraph 14 will apply to, or have any effect on, the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of the director occurring prior to such amendment or repeal.

15.	The corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE XV

EFFECTIVE TIME

Pursuant to Section 103(d) of the DGCL, this Amended and Restated Certificate of Incorporation shall be effective as of 4:01 p.m. Eastern Standard Time on the date of filing hereof.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation of Century Maintenance Supply, Inc. is executed as of July 7, 1998.

CENTURY MAINTENANCE SUPPLY, INC.

By:	/s/Dennis Bearden

Name:	Dennis Bearden

Title:	President